UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2016

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2016, Sevcon, Inc. (the “Company”) and its wholly-owned indirect subsidiary, Sevcon S.r.l. (“Sevcon Italy”), entered into a Quota Sale and Purchase Agreement (the "Purchase Agreement") with Bassi Holding S.r.l., an Italian limited liability company (the “Seller”), and the quota owners (shareholders) of the Seller (the “Seller Owners“), to acquire all the outstanding quotas of Bassi S.r.l., a limited liability company located in Lugo, Italy (“Bassi”). In order to fund the cash portion of the acquisition price, on January 27, 2016, the Company also entered into a Term Loan Agreement providing for a credit facility with Banca Monte dei Paschi di Siena S.p.A (the “Bank”). The closing of the acquisition and the borrowing under the credit facility occurred on January 29, 2016, as described in Items 2.01 and 2.03 below. The Company expects that Bassi will be merged into Sevcon Italy in the near future.

The material terms and conditions of the Purchase Agreement and the Term Loan Agreement are described below.

Quota Sale and Purchase Agreement

The purchase price payable to the Seller at closing consisted of €10 million in cash and 500,000 shares of the Company’s common stock. Sevcon Italy will also be required to distribute to the Seller outstanding dividends aggregating €3.38 million in increments over a three-year period post-closing.

The Purchase Agreement contains customary representations, warranties and covenants of Sevcon Italy, the Company, the Seller and the Seller Owners. The acquisition was subject to customary conditions precedent to closing, principally that the debt financing from the Bank become unconditional to disbursement.

The Purchase Agreement provides for Sevcon Italy to be indemnified for losses resulting from breaches of the Seller's and the Seller Owners' representations, warranties and covenants, and certain other matters. Recourse for claims made pursuant to such indemnities would be made through set-off against any portion of the aforementioned post-closing dividend amount up to maximum amount of €1.5 million.

A copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Term Loan Agreement

The Term Loan Agreement provides for the Company to borrow to finance the Bassi acquisition in an amount not to exceed the lesser of €15 million or 80% of the acquisition purchase price.

The credit facility will mature on the fifth anniversary of the funding date, and may be repaid by the Company at any time after six months without penalty. Interest under the credit facility will be at a variable rate per annum equal to the EUROLIBOR Rate, as determined on the basis of the London Interbank offered rates for deposits in Euros in effect from time to time, plus specified margins as set forth in the Term Loan Agreement. The Company is required to pay a facility fee of .75% of the principal amount of the amount borrowed at the funding date.

The obligations under the credit facility are guaranteed by the Company’s US subsidiaries, Sevcon USA, Inc. (“Sevcon USA”) and Sevcon Security Corporation (“Sevcon Security”) and are secured by (i) all of the assets of Sevcon USA, (ii) a pledge of all of the capital stock of Sevcon USA and Sevcon Security, (iii) a pledge of a certain promissory note in the principal amount of the loan delivered to the Company by the Company’s UK subsidiary, Sevcon Limited, and (iv) a pledge of 60% of the stock of each of Sevcon Limited and the Company’s French subsidiary, Sevcon SAS.

The Loan Agreement imposes customary limitations on the Company’s ability to, among other things, pay dividends, make distributions, dispose of certain assets other than the sale of inventory in the ordinary course, incur liens, incur additional indebtedness, make investments, issue preferred stock or other stock providing for the mandatory payment of dividends, and engage in transactions with affiliates.

While the credit facility is outstanding, the Company together with its subsidiaries must maintain a leverage ratio, defined as the ratio of consolidated indebtedness of the Company and its subsidiaries, minus cash and marketable securities, to EBITDA of the Company and its subsidiaries, measured on a fiscal year-end basis, of not greater than 3.5:1.00 through September 30, 2017, and thereafter not greater than 3.0:1.00.

The Loan Agreement provides for events of default customary for credit facilities of this type, including, but not limited to, bankruptcy, a change of control, non-payment, breach of covenants, and insolvency. Upon an event of default, the interest rate will be increased and the Bank may elect a number of remedies including, but not limited to declaring all obligations (including principal, interest and expenses) immediately due and payable.

A copy of the Term Loan Agreement is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 29, 2016, pursuant to the Purchase Agreement, Sevcon Italy completed the acquisition of 100% of the quotas of Bassi, paying to the Seller €10 million in cash, and the Company issued 500,000 shares of the Company’s common stock to the Seller on Sevcon Italy’s behalf. The information included in Item 1.01 above that is responsive to this Item 2.01 is incorporated herein by reference.

At the completion of the acquisition, Sevcon Italy also entered into a lease at a fair market rent pursuant to which it will lease the Bassi manufacturing facility from the Seller, and an employment agreement with Andrea Bassi, the previous chief executive officer of Bassi, who will serve as General Manager of Sevcon Italy.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2016, pursuant to the Term Loan Agreement, the Company borrowed €14 million to fund the cash portion of the consideration payable to the Seller in the acquisition of Bassi and related expenses. The Company loaned the amount of the cash portion of the consideration downstream to its subsidiary, Sevcon Limited, which in turned loaned the funds downstream to its subsidiary, Sevcon Italy, to consummate the transaction. The information included in Item 1.01 above that is responsive to this Item 2.03 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Upon the closing of the Bassi acquisition on January 29, 2016, pursuant to the January 26, 2016, Purchase Agreement, the Company issued 500,000 shares of its common stock, $0.10 par value, to the Seller. The issuance of the shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof on the basis that the transaction did not involve a public offering. The safe harbour of Regulation S under the Securities Act was also available. The shares will be subject to restrictions on resale pursuant to Commission Rule 144 under the Securities Act.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release describing the Bassi acquisition on February 1, 2016, a copy of which is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements of Bassi required by this Item will be filed by amendment within the period permitted by paragraph (a)(4) of Item 9.01 and Commission guidance.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment within the period permitted by paragraph (a)(4) of Item 9.01 and Commission guidance.

(d) Exhibits.

Exhibit Number	Description
10.1	Quota Sale and Purchase Agreement by and among Sevcon, Inc., Sevcon S.r.l., Bassi Holding S.r.l., Andrea Bassi, Bruno Bassi and Tiziana Rimini, dated January 26, 2016.
10.2	Term Loan Agreement by and between Sevcon, Inc. and Banca Monte dei Paschi di Siena S.p.A. , dated January 27, 2016.
99.1	Press Release of the Company, dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: February 1, 2016	By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr.
Assistant Treasurer

Exhibit Number	Description
10.1	Quota Sale and Purchase Agreement by and among Sevcon, Inc., Sevcon S.r.l., Bassi Holding S.r.l., Andrea Bassi, Bruno Bassi and Tiziana Rimini, dated January 26, 2016.
10.2	Term Loan Agreement by and between Sevcon, Inc. and Banca Monte dei Paschi di Siena S.p.A. , dated January 27, 2016.
99.1	Press Release of the Company, dated February 1, 2016.

*The Registrant has omitted the exhibits and schedules to this agreement (the contents of which are listed on the signature page of the agreement) and will furnish copies of any of the omitted schedules and exhibits supplementally to the Securities and Exchange Commission upon request.